1000 Wilshire Boulevard

Suite 1500

Los Angeles, CA 90017

213.891.0700 Phone

213.896.0400 Fax

June 5, 2019

VIA ELECTRONIC MAIL

  Parallax Health Sciences, Inc.

  1327 Ocean Avenue, Suite B

  Santa Monica, California 90401

\

Re:

Registration Statement on Form S-1

Ladies and Gentlemen:

We  have acted as  special counsel to  Parallax Health Sciences, Inc., a Nevada corporation

(the  “Company”),  in  connection  with  the  issuance  of  this  opinion  which  relates  to  a Registration

Statement  on  Form  S-1  (the  “Registration  Statement”)  filed  by  the  Company  with  the  Securities and  Exchange  Commission  (the  “SEC”)  under  the  Securities  Act  of  1933,  as  amended  (the

“Securities  Act”).  The  Registration  Statement  covers  the  resale  of  33,361,321  shares  of  the

Company’s common stock, $0.001 par value per share (“Common Stock”), including an aggregate of  14,577,991  shares  of  Common  Stock  (the  “Shares”) and  an  aggregate of  18,783,330  shares  of

Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants to purchase shares of Common Stock (the “Warrants”) issued to the selling stockholders.

This   opinion  letter   is  being   delivered  in   accordance  with   the  requirements   of   Item

601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies,

certified or otherwise identified to our satisfaction, of:

1.

the  Registration  Statement,  including  the  prospectus  contained  therein  and  all exhibits thereto;

2.

a specimen certificate representing the Shares;

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June 5, 2019

3.

the Warrants;

4.

the Amended and Restated Articles of Incorporation of the Company, as presently in effect (the “Charter”);

5.

the Company’s Bylaws, of the Company, as presently in effect (the “Bylaws”); and

6.

certain  resolutions  adopted  by  the  Board  of  Directors  of  the  Company  relating  to the  issuance  of  the  shares  of  Common  Stock  being  registered  pursuant  to  the  Registration

Statement.

We  have  also  examined  originals  or  copies,  certified  or  otherwise  identified  to  our satisfaction,  of  such  records  of  the  Company  and  such  agreements,  certificates  and  receipts  of public  officials,  certificates  of  officers  or  other  representatives  of  the  Company  and  others,  and such  other  documents  as  we  have  deemed  necessary  or  appropriate  as  a  basis  for  the  opinions stated below.

In   our   examination,   we   have   assumed   the   genuineness   of   all   signatures,   including

endorsements,  the  legal  capacity  and  competency  of  all  natural  persons,  the  authenticity  of  all documents  submitted  to  us  as  originals,  the  conformity  to  original  documents  of  all  documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals  of  such  copies.  As  to  any  facts  relevant  to  the  opinions  stated  herein  that  we  did  not independently  establish  or  verify,  we  have  relied  upon  statements  and  representations of  officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each

Warrant  Share,  the  Charter,  the  Bylaws  and  the  Warrants,  as  applicable,  will  not  have  been modified  or  amended  and  will  be  in  full  force  and  effect.  In  addition,  it  is  understood  that  this opinion  is  to  be  used  only  in  connection  with  the  offer  and  sale  of  the  securities  being  registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein,

we are of the following opinions:

1.

the  Shares  have  been  duly  authorized  by  all  requisite  corporate  action  on  the  part of the Company under the Nevada Revised Statutes (the “NRS”) and are validly issued, fully paid and non-assessable.

2.

the  Warrant  Shares  have  been  duly  authorized  by  all  requisite  corporate  action  on the part of the Company under the NRS and, when the Warrant Shares are delivered and paid for

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June 5, 2019

in  accordance  with  the  terms  of  the  Warrant  and  when  evidence  of  the  issuance  thereof  is  duly recorded  in  the  Company’s  books  and  records,  the  Warrants  Shares  will  be  validly  issued,  fully paid and nonassessable.

The opinion which we render herein is limited to those matters governed by the NRS as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by  legislative  or  regulatory  action,  judicial  decision  or  otherwise.  We  express  no  opinion  as  to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

We  also  hereby  consent  to  the  reference  to  our  firm  under  the  heading  “Legal  Matters”  in  the

Registration  Statement.  In  giving  this  consent,  we  do  not  thereby  admit  that  we  are  within  the category of persons whose consent is required under Section 7 of the Securities Act or the General

Rules and Regulations under the Securities Act.

This  opinion  letter  is  rendered  as  of  the  date  first  written  above  and  we  disclaim  any obligation to  advise  you of  facts,  circumstances, events  or  developments  which  hereafter  may  be brought to  our attention and which may  alter, affect or  modify the opinion expressed herein. Our opinion  is  expressly  limited  to  the  matters  set  forth  above  and  we  render  no  opinion,  whether  by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrant

Shares,  or  any  other  agreements  or  transactions  that  may  be  related  thereto  or  contemplated thereby. We  are  expressing  no  opinion  as  to  any  obligations that  parties  other  than  the  Company

may  have  under  or  in  respect  of  the  Shares,  the  Warrant  Shares   or  as  to  the  effect  that  their

performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

By

/s/ Buchalter, A Professional Corporation

BUCHALTER, A Professional Corporation

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